UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 21, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

The transactions described in this Current Report on Form 8-K relate to the completion on September 21, 2007 of the issuance and sale by Broadpoint Securities Group, Inc. (f/k/a First Albany Companies Inc.) (the “Company”) of 38,354,293 newly-issued unregistered shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) for an aggregate cash purchase price of $50 million (the “Private Placement”) to MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”) and certain co-investors (the “Co-Investors”) pursuant to the Investment Agreement, dated as of May 14, 2007 (the “Investment Agreement”), between the Company and MatlinPatterson.

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2008, the Company entered into an agreement (the “Agreement”) with MatlinPatterson and the Co-Investors with respect to the Final Net Tangible Book Value Per Share (as such term is defined in the Investment Agreement) adjustment to the number of purchased shares provided for in the Investment Agreement.

Pursuant to the terms of the Investment Agreement, as previously disclosed, the Company was required to issue additional shares of Common Stock to MatlinPatterson and the Co-Investors in the event that the Company’s Final Net Tangible Book Value Per Share (as such term is defined in the Investment Agreement) at the closing was less than $1.60.  The parties negotiated and agreed that, as of the closing, the Final Net Tangible Book Value Per Share was $1.25.  Pursuant to the terms of the Agreement, the Company agreed to issue 3,632,009 additional shares of Common Stock (the “NTBV Adjustment Shares”) to MatlinPatterson and the Co-Investors in satisfaction of this requirement.  The Agreement was submitted to and approved by the Audit Committee of the Board of Directors in accordance with the New York Business Corporation Law Section 713 governing interested director transactions and Nasdaq Marketplace Rule 4350(h) governing related party transactions.  The NTBV Adjustment Shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Agreement is attached as exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On February 21, 2008, upon execution of the Agreement, the Company issued the NTBV Adjustment Shares in the amount of 3,589,878 shares of Common Stock to MatlinPatterson, 32,688 shares of Common Stock to Robert M. Tirschwell, a Co-Investor, and 9,443 shares of Common Stock to Robert M. Fine, a Co-Investor, pursuant to the Agreement, in compliance with the terms of the Investment Agreement based on the negotiated and agreed upon final calculation of the Company’s Final Net Tangible Book Value Per Share. These issuances were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

10.1 –	Agreement, dated as of February 21, 2008, between Broadpoint Securities Group, Inc. and Matlinpatterson FA Acquisition LLC, a Delaware limited liability company (the “Investor”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By:	/s/ C/ Brian Coad
C. Brian Coad
Chief Financial Officer

Dated: February 21, 2008

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